EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (commission file No. 333-93229), and on Form S-3 (commission file No. 333-96901) of our report dated February 4, 2005, with respect to the financial statements and financial statement schedule of Datalink Corporation appear in this Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ McGLADREY & PULLEN, LLP

Minneapolis, Minnesota

March 31, 2005